May 2, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each representing
One Ordinary Share of Henkel KGaA
(Form F-6 File No. 333-14138)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Henkel AG and Co KGaA of one (1) Ordinary share represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Henkel KGaA.

The Prospectus has been revised to reflect
the new name from Henkel KGaA to Henkel
AG and Co. KGaA
                         .
Effective May 1, 2008 the Companys
Name Changed To Henkel AG and Co.
KGaA

Please contact me with any questions or
comments at 212 815-4305


Thomas Abbott
Vice President
The Bank of New York Mellon - ADR
Division Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286